Exhibit 23.2

KPMG LLP Aon Center Suite 5500 200 E. Randolph Street Chicago, IL 60601-6436

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-260597) on Form S-1, (Nos. 333-269393, and 333-271240) on Form S-3, and (Nos. 333-265427 and 333-272592) on Form S-8 of our report dated April 15, 2025, except for Note 25, as to which the date is March 16, 2026, with respect to the consolidated financial statements of The Arena Group Holdings, Inc..

/s/ KPMG LLP

Chicago, Illinois
March 16, 2026